Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement (Form S-4 No. 333-219159) of SmartFinancial, Inc. with respect to our report dated March 31, 2017, of the consolidated financial statements of SmartFinancial, Inc. appearing in the annual report on Form 10-K of SmartFinancial, Inc. for the years ended December 31, 2016 and December 31, 2015.

/s/ Mauldin & Jenkins, LLC

Mauldin & Jenkins, LLC
Mauldin & Jenkins, LLC
Chattanooga, Tennessee
December 15, 2017